EXHIBIT 10.18

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS SUCH SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN ACCORDANCE WITH SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

Warrant No. _________

Issue Date: August 5, 2025

No. of Shares of Common Stock: 7,692,492

WARRANT

to Purchase Common Stock of

Apple iSports Group, Inc.

a Nevada Corporation

This Warrant certifies that LDA Capital Group, LLC (“Purchaser”), is entitled to purchase from Apple iSports Group, Inc., a Nevada corporation (the “Company”), 7,692,492 shares of Common Stock (or any portion thereof) at an exercise price of $7.76 per share of Common Stock, for a period of three (3) years from the date hereof, all on the terms and conditions hereinafter provided.

Section 1. Certain Definitions. As used in this Warrant, unless the context otherwise requires:

“Articles” shall mean the Articles of Incorporation of the Company, as in effect from time to time.

“Common Stock” shall mean the Company’s authorized common stock, no par value per share.

“Exercise Price” shall mean the exercise price per share of Common Stock set forth above, as adjusted from time to time pursuant to Section 4 hereof; provided, that on each of the six month anniversary and eighteen month anniversary of the Issue Date, the Exercise Price will be adjusted to the lower of (i) the initial Exercise Price, and (ii) a price equal to 110% of the average of the VWAPs of the Common Stock over five Trading Days preceding each such date.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Warrant” shall mean this Warrant and all additional or new warrants issued upon division or combination of, or in substitution for, this Warrant. All such additional or new warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

“Warrant Stock” shall mean the shares of Common Stock purchasable by the holder of this Warrant upon the exercise of such Warrant.

“Warrant Holder” shall mean the Purchaser, as the initial holder of this Warrant, and its nominees, successors or assigns, including any subsequent holder of this Warrant to whom it has been legally transferred.

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Section 2. Exercise of Warrant.

(a) At any time during the three (3) years following the date hereof, the Purchaser may at any time and from time to time exercise this Warrant, in whole or in part.

(b) (i) The Warrant holder shall exercise this Warrant by means of delivering to the Company at its office identified in Section 14 hereof (i) a written notice of exercise, including the number of shares of Warrant Stock to be delivered pursuant to such exercise, (ii) this Warrant and (iii) payment equal to the Exercise Price in accordance with Section 2(b)(ii). In the event that any exercise shall not be for all shares of Warrant Stock purchasable hereunder, the Company shall deliver to the Warrant holder a new Warrant registered in the name of the Warrant holder, of like tenor to this Warrant and for the remaining shares of Warrant Stock purchasable hereunder, within one business day (1) day of any such exercise (the “Share Delivery Date”). Such notice of exercise shall be in the Subscription Form set out at the end of this Warrant.

(ii) The Warrant holder may elect to pay the Exercise Price to the Company either by cash, certified check or wire transfer.

(c) Upon exercise of this Warrant and delivery of the Subscription Form with proper payment relating thereto, the Company shall cause to be executed and delivered to the Warrant holder a certificate or certificates representing the aggregate number of fully-paid and nonassessable shares of Common Stock issuable upon such exercise.

(d) In lieu of cash exercising this Warrant, the Holder of this Warrant may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder hereof a number of Shares computed using the following formula:

X = Y(A-B)/A

Where	X --	The number of shares of Common Stock to be issued to the holder of this Warrant upon exercise.

Y --

The number of shares of Common Stock purchasable under this Warrant (which shall include both the number of warrant shares issued to the holder and the number of warrant shares subject to the portion of the Warrant being cancelled in payment of the Exercise Price).

	A --	The fair market value of one share of the Company’s Common Stock (defined below).

	B --	The Exercise Price (as adjusted to the date of such calculations).

For purposes of this Paragraph 2(d), the fair market value of the Common Stock, if publicly traded, shall be the five day average of the reported closing price each day of the Shares for the five days immediately preceding the exercise of this Warrant. If the Shares are not publicly traded, their fair market value shall be the price per share that the Company could obtain from a willing buyer for shares of Common Stock sold by the Company from authorized but unissued shares, as such prices shall be determined by reference to the most recent sale or issuance by the Company of Common Stock.

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(e) The stock certificate or certificates for Warrant Stock to be delivered in accordance with this Section 2 shall be in such denominations as may be specified in said notice of exercise and shall be registered in the name of the Warrant holder or such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and the Warrant holder or any other person so designated to be named therein shall be deemed to have become the holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as stockholders, as of the time said notice is delivered to the Company as aforesaid. In lieu of certificates for Warrant Stock, the Company shall deliver Warrant Stock by DWAC if the Company’s common stock is eligible to participate in the DWAC system.

(f) The Company shall pay all expenses payable in connection with the preparation, issue and delivery of stock certificates under this Section 2, including any transfer taxes resulting from the exercise of the Warrant and the issuance of Warrant Stock hereunder.

(g) All shares of Warrant Stock issuable upon the exercise of this Warrant in accordance with the terms hereof shall be validly issued, fully paid and nonassessable, and free from all liens and other encumbrances thereon, other than liens or other encumbrances created by the Warrant Holder.

(h) In no event shall any fractional share of Common Stock of the Company be issued upon any exercise of this Warrant. If, upon any exercise of this Warrant, the Warrant Holder would, except as provided in this paragraph, be entitled to receive a fractional share of Common Stock, then the Company shall deliver in cash to such holder an amount equal to such fractional interest.

Section 3. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Warrant Holder, if the Company fails to cause the Company’s transfer agent to transmit to the Holder the Warrant Shares in accordance with the provisions of this Warrant (including but not limited to Section 1(a) above pursuant to an exercise on or before the respective Warrant Share Delivery Date, and if after such date the Warrant Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Warrant Holder’s brokerage firm otherwise purchases, Common Stock to deliver in satisfaction of a sale by the Warrant Holder of the Warrant Shares which the Warrant Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Warrant Holder, within one (1) business day of Warrant Holder’s request, the amount, if any, by which (x) the Warrant Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Common Stock so purchased exceeds (y) the product of (1) the number of Warrant Shares that the Company was required to deliver to the Warrant Holder in connection with the exercise at issue multiplied by (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Warrant Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Warrant Holder within one (1) business day of Warrant Holder’s request the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Warrant Holder purchases, or effectuates a cashless exercise hereunder for, Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Warrant Holder $1,000. The Warrant Holder shall provide the Company written notice indicating the amounts payable to the Warrant Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Warrant Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

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Section 4. Adjustment of Exercise Price and Warrant Stock.

(a) If, at any time prior to the Expiration Date, the number of outstanding shares of Common Stock is (i) increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, or (ii) decreased by a combination of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive the benefits of such stock dividend, subdivision, split-up, or combination, the Exercise Price shall be adjusted to a new amount equal to the product of (I) the Exercise Price in effect on such record date and (II) the quotient obtained by dividing (x) the number of shares of Common Stock outstanding on such record date (without giving effect to the event referred to in the foregoing clause (i) or (ii)), by (y) the number of shares of Common Stock which would be outstanding immediately after the event referred to in the foregoing clause (i) or (ii), if such event had occurred immediately following such record date.

(b) Upon each adjustment of the Exercise Price as provided in Section 4 (a), the Warrant Holder shall thereafter be entitled to subscribe for and purchase, at the Exercise Price resulting from such adjustment, the number of shares of Warrant Stock equal to the product of (i) the number of shares of Warrant Stock existing prior to such adjustment and (ii) the quotient obtained by dividing (I) the Exercise Price existing prior to such adjustment by (II) the new Exercise Price resulting from such adjustment.

(c) If, at any time prior to the Expiration Date, there occurs an event which would cause the automatic conversion (“Automatic Conversion”) of the Warrant Stock into shares of the Company’s common stock (“Common Stock”) in accordance with the Articles, then any Warrant shall thereafter be exercisable, prior to the Expiration Date, into the number of shares of Common Stock into which the Warrant Stock would have been convertible pursuant to the Charter if the Automatic Conversion had not taken place.

Section 5. Division and Combination. This Warrant may be divided or combined with other Warrants upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Warrant Holder or its agent or attorney. The Company shall pay all expenses in connection with the preparation, issue and delivery of Warrants under this Section 5, including any transfer taxes resulting from the division or combination hereunder. The Company agrees to maintain at its aforesaid office books for the registration of the Warrants.

Section 6. Reclassification, Etc. In case of any reclassification or change of the outstanding Common Stock of the Company (other than as a result of a subdivision, combination or stock dividend), or in case of any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock of the Company) at any time prior to the Expiration Date, then, as a condition of such reclassification, reorganization, change, consolidation or merger, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Warrant Holder, so that the Warrant Holder shall have the right prior to the Expiration Date to purchase, at a total price not to exceed that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation or merger by a holder of the number of shares of Common Stock of the Company which might have been purchased by the Warrant Holder immediately prior to such reclassification, reorganization, change, consolidation or merger, in any such case appropriate provisions shall be made with respect to the rights and interest of the Warrant Holder to the end that the provisions hereof (including provisions for the adjustment of the Exercise Price and of the number of shares purchasable upon exercise of this Warrant) shall thereafter be applicable in relation to any shares of stock and other securities and property thereafter deliverable upon exercise hereof.

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Section 7. Reservation and Authorization of Capital Stock. The Company shall at all times reserve and keep available for issuance such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants.

Section 8. Stock and Warrant Books. The Company will not at any time, except upon dissolution, liquidation or winding up, close its stock books or Warrant books so as to result in preventing or delaying the exercise of any Warrant.

Section 9. Limitation of Liability. No provisions hereof, in the absence of affirmative action by the Warrant Holder to purchase Warrant Stock hereunder, shall give rise to any liability of the Warrant Holder to pay the Exercise Price or as a stockholder of the Company (whether such liability is asserted by the Company or creditors of the Company).

Section 10. Transfer. Subject to compliance with the Securities Act and the applicable rules and regulations promulgated thereunder, this Warrant and all rights hereunder shall be transferable in whole or in part. Any such transfer shall be made at the office or agency of the Company at which this Warrant is exercisable, by the registered holder hereof in person or by its duly authorized attorney, upon surrender of this Warrant together with the assignment hereof properly endorsed, and promptly thereafter a new warrant shall be issued and delivered by the Company, registered in the name of the assignee. Until registration of transfer hereof on the books of the Company, the Company may treat the Purchaser as the owner hereof for all purposes.

Section 11. Investment Representations; Restrictions on Transfer of Warrant Stock. Unless a current registration statement under the Securities Act shall be in effect with respect to the Warrant Stock to be issued upon exercise of this Warrant, the Warrant Holder, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of Warrant Stock acquired upon exercise hereof, such Warrant Holder will deliver to the Company a written statement that the securities acquired by the Warrant Holder upon exercise hereof are for the account of the Warrant Holder or are being held by the Warrant Holder as trustee, investment manager, investment advisor or as any other fiduciary for the account of the beneficial owner or owners for investment and are not acquired with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and with no present intention (at any such time) of offering and distributing such securities (or any portion thereof).

Section 12. Loss, Destruction of Warrant Certificates. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity and/or security satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

Section 13. Amendments. The terms of this Warrant may be amended, and the observance of any term herein may be waived, but only with the written consent of the Company and the Warrant Holder.

Section 14. Notices Generally. Any notice, request, consent, other communication or delivery pursuant to the provisions hereof shall be in writing and shall be sent by one of the following means: (i) by registered or certified first class mail, postage prepaid, return receipt requested; (ii) by facsimile transmission with confirmation of receipt; (iii) by nationally recognized courier service guaranteeing overnight delivery; or (iv) by personal delivery, and shall be properly addressed to the Warrant Holder at the last known address or facsimile number appearing on the books of the Company, or, except as herein otherwise expressly provided, to the Company at its principal executive office, or such other address or facsimile number as shall have been furnished to the party giving or making such notice, demand or delivery.

Section 15. Successors and Assigns. This Warrant shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns.

Section 16. Governing Law. In all respects, including all matters of construction, validity and performance, this Warrant and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with the laws of the State of Nevada.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its President.

Dated: August 5, 2025

Apple iSports Group, Inc., a Nevada corporation

By:	/s/ Joe Martinez
CEO & Chairman

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SUBSCRIPTION FORM

(to be executed only upon exercise of Warrant)

To: Apple iSports Group, Inc.,

1. Pursuant to the provisions set forth in the attached Warrant (No. __), the undersigned Holder of such Warrant hereby irrevocably elects to exercise its purchase right to purchase shares of Common Stock pursuant to such Warrant as follows (check one or more, as applicable):

☐ to exercise the Warrant to purchase __________ shares of Common Stock and to pay the Aggregate Exercise Price therefor by wire transfer of United States funds to the account of the Company, which transfer has been made prior to or as of the date of delivery of this Form of Subscription pursuant to the instructions of the Company; and/or

☐ to exercise the Warrant with respect to ____________ shares of Common Stock pursuant to the net exercise provisions specified in Section 2(d) of the Warrant.

2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

_______________________________

(Name)

_______________________________

(Address)

_______________________________

_______________________________

Social Security or Tax Identification Number

Dated: ____________________________

Signature

Print Name

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